AXP Tax-Exempt Series, Inc.
File No. 2-57328/811-2686

                                           EXHIBIT INDEX

Exhibit (a)(2)      Articles of Amendment

Exhibit (b)         By-Laws as amended Jan. 11, 2001

Exhibit (i)         Opinion and Consent of Counsel

Exhibit (j)         Independent Auditors' Consent